CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the AmeriSen Funds and to the use of our report dated March 28, 2001 on the statements of assets and liabilities and operations of the AmeriSen Money Market Fund ("Fund"). Such statements of assets and liabilities and operations appear in the Fund's Statement of Additional Information.


                                   /s/ Tait, Weller & Baker
                                   ------------------------
                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
MARCH 28, 2001